EXHIBIT 99.1

Consolidated Communications Reports Fourth Quarter 2015 Results

  Delivered 3,800 data adds resulting in the highest quarterly growth in over three years
  Increased fourth quarter year over year commercial and carrier revenue by 3.8%
  Grew metro E circuits by 21% and cloud hosted voice lines by 17% in the year
  Extended our fiber route miles by 11% during the year
  Added 345 new fiber-to-the-tower sites for a record year of growth

MATTOON, Ill., Feb. 25, 2016 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) (the “Company”) reported results for the fourth quarter 2015.

Fourth quarter financial summary:

  Revenue was $188.2 million.
  Net cash from operations was $51.5 million.
  Adjusted EBITDA was $79.4 million.
  Dividend payout ratio was 72.2%.

“The fourth quarter concluded another solid year for the Company with strong growth in our commercial and carrier revenues led by metro Ethernet and new fiber to the tower sites,” said Bob Udell, President and Chief Executive Officer.  “The successful execution of our strategy is evident by the continued expansion of our fiber network, growth in our business and broadband services, and consistent cash flows supporting our dividend to shareholders.”

Pro Forma Financial Results for the Fourth Quarter

We have presented various adjusted pro forma information below and in the tables at the end of the release.  This information is presented as if the acquisition of Enventis had occurred on January 1, 2014 in order to provide a better view of the period over period performance for the combined business.

  Total revenues were $188.2 million, compared to $192.6 million for the same period last year.  Excluding revenue from our equipment sales and service and revenue associated with the sale of the Enventis third party billing platform, revenues were $178.1 million, compared to $180.6 million for the fourth quarter of 2014.  Strong growth in strategic sales channels were more than offset by declines in voice services, subsidies and network access revenues.
  Income from operations was $19.7 million, compared to $25.9 million in the fourth quarter of 2014.  The decrease in the quarter was primarily due to the decline in revenue and $1.8 million in higher depreciation and amortization costs from our increased growth investments.
  Interest expense, net improved by $3.0 million to $19.3 million from $22.3 million for the same period last year.  The improvement is primarily due to the use of proceeds from the add-on we completed in June of 2015 to our 6.5% senior notes due 2022.  We used certain of the proceeds to redeem the entire remaining portion of our then-outstanding 10 7/8% senior notes.
  Other income, net was $9.4 million, compared to $8.4 million for the same period in 2014 driven primarily from higher equity earnings in our wireless partnerships with Verizon.
  Adjusted diluted net income per share excludes certain items in the manner described in the table provided in this release.  Adjusted diluted net income per share was $0.16 for both the current quarter and the same period last year.
  Cash distributions from our Verizon Wireless partnerships were $11.2 million compared to $9.2 million for the fourth quarter of 2014.
  Adjusted EBITDA was $79.4 million compared to $80.6 million for the same period in 2014.
  The total net debt to last twelve month adjusted EBITDA ratio was 4.21x.

Financial Results for the Twelve Months Ended December 31, 2015

  Revenues were $775.7 million and adjusted EBITDA was $328.9 million.

Cash Available to Pay Dividends
For the quarter, cash available to pay dividends, or CAPD, was $27.1 million, and the dividend payout ratio was 72.2%.  At December 31, 2015, cash and cash equivalents were $15.9 million.  Capital expenditures for the quarter were $33.8 million.

Financial Guidance
The Company is providing its full year 2016 guidance as outlined below.

	2016 Guidance	2015 Results

Cash Interest Expense	$73.0 million to $75.0 million	$76.9 million
Cash Income Taxes	$1.0 million to $3.0 million	$1.8 million
Capital Expenditures	$125.0 million to $130.0 million	$133.9 million

Dividend Payments
On February 19, 2016, the Company’s board of directors declared its next quarterly dividend of $0.38738 per common share, which is payable on May 2, 2016 to stockholders of record at the close of business on April 15, 2016.  This will represent the 43rd consecutive quarterly dividend paid by the Company.

Conference Call Information
The Company will host a conference call today at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time to discuss fourth quarter earnings and developments with respect to the Company.  The live webcast and replay can be accessed from the “Investor Relations” section of the company’s website at http://ir.consolidated.com. The live conference call dial-in number is 1-877-374-3981 with conference ID 24959106.  A telephonic replay of the conference call will be available through March 3, 2016 and can be accessed by calling 1-855-859-2056.

Use of Non-GAAP Financial Measures
This press release, as well as the conference call, includes disclosures regarding “EBITDA”, “adjusted EBITDA”, “cash available to pay dividends” and the related “dividend payout ratio”, “total net debt to last twelve month adjusted EBITDA coverage ratio”, “adjusted diluted net income per share” and “adjusted net income attributable to common stockholders”, all of which are non-GAAP financial measures and described in this section as not being in compliance with Regulation S-X.  Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.  A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented.  The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income.  EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.

Cash available to pay dividends represents adjusted EBITDA plus cash interest income less (1) cash interest expense, (2) capital expenditures and (3) cash income taxes; this calculation differs in certain respects from the similar calculation used in our credit agreement.

We present adjusted EBITDA, cash available to pay dividends and the related dividend payout ratio for several reasons.  Management believes adjusted EBITDA, cash available to pay dividends and the dividend payout ratio are useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt) and pay dividends. In addition, we have presented adjusted EBITDA, cash available to pay dividends and the dividend payout ratio to investors in the past because they are frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting them here provides a measure of consistency in our financial reporting. Adjusted EBITDA and cash available to pay dividends, referred to as Available Cash in our credit agreement, are also components of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt and to pay dividends.  The definitions in these covenants and ratios are based on adjusted EBITDA and cash available to pay dividends after giving effect to specified charges.  In addition, adjusted EBITDA, cash available to pay dividends and the dividend payout ratio provide our board of directors with meaningful information to determine, with other data, assumptions and considerations, our dividend policy and our ability to pay dividends under the restrictive covenants in our credit agreement and to measure our ability to service and repay debt.  We present the related “total net debt to last twelve month adjusted EBITDA coverage ratio” principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement.  These measures differ in certain respects from the ratios used in our senior notes indenture.

These non-GAAP financial measures have certain shortcomings.  In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure.  Similarly, while we may generate cash available to pay dividends, we are not required to use any such cash to pay dividends, and the payment of any dividends is subject to declaration by our board of directors, compliance with applicable law and the terms of our credit agreement.  Because adjusted EBITDA is a component of the dividend payout ratio and the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above.  In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes these ratios are useful as a means to evaluate our ability to incur additional indebtedness in the future.

We present the non-GAAP measures adjusted diluted net income per share and adjusted diluted net income attributable to common stockholders because our net income and net income per share are regularly affected by items that occur at irregular intervals or are non-cash items.  We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

About Consolidated
Consolidated Communications Holdings, Inc. is a leading communications provider within its 11-state operations. Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for over a century. The Company leverages its advanced fiber optic network to offer a wide range of solutions including:  High-Speed Internet, Data and Ethernet solutions, Digital TV, Voice, managed and cloud services and wireless backhaul.

Safe Harbor
The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to shareholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on the common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q.  Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

- Tables Follow -

Consolidated Communications Holdings, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except par value)
(Unaudited)
	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$15,878	$6,679
Accounts receivable, net	68,848	77,536
Income tax receivable	23,867	18,940
Deferred income taxes	-	13,374
Prepaid expenses and other current assets	17,815	17,616
Total current assets	126,408	134,145

Property, plant and equipment, net	1,093,261	1,137,478
Investments	105,543	115,376
Goodwill	764,630	764,630
Other intangible assets	43,497	56,322
Other assets	5,187	3,892
Total assets	$2,138,526	$2,211,843

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,576	$15,277
Advance billings and customer deposits	27,616	31,933
Dividends payable	19,551	19,510
Accrued compensation	21,883	32,581
Accrued interest	9,353	6,784
Accrued expense	42,384	40,141
Current portion of long-term debt and capital lease obligations	10,937	9,849
Total current liabilities	144,300	156,075

Long-term debt and capital lease obligations	1,377,892	1,341,332
Deferred income taxes	236,529	246,665
Pension and other post-retirement obligations	112,966	122,363
Other long-term liabilities	16,140	14,579
Total liabilities	1,887,827	1,881,014

Shareholders' equity:
Common stock, par value $0.01 per share; 100,000,000 shares
authorized, 50,470,096 and 50,364,579, shares outstanding
as of December 31, 2015 and December 31, 2014, respectively	505	504
Additional paid in capital	281,738	357,139
Retained earnings (deficit)	(881)	-
Accumulated other comprehensive loss, net	(35,699)	(31,640)
Noncontrolling interest	5,036	4,826
Total shareholders' equity	250,699	330,829
Total liabilities and shareholders' equity	$2,138,526	$2,211,843

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net revenues	$188,191	$186,014	$775,737	$635,738
Operating expenses:
Cost of services and products	78,923	75,008	328,400	242,661
Selling, general and administrative
expenses	42,545	42,691	178,227	140,636
Acquisition and other transaction costs	358	9,822	1,413	11,817
Depreciation and amortization	46,658	42,920	179,922	149,435
Income from operations	19,707	15,573	87,775	91,189
Other income (expense):
Interest expense, net of interest income	(19,341)	(22,257)	(79,618)	(82,537)
Loss on extinguishment of debt	-	(13,785)	(41,242)	(13,785)
Other income, net	9,350	8,446	35,189	33,548
Income (loss) before income taxes	9,716	(12,023)	2,104	28,415
Income tax expense (benefit)	5,033	(1,353)	2,775	13,027
Net income (loss)	4,683	(10,670)	(671)	15,388

Less: net income attributable to noncontrolling interest	1	36	210	321

Net income (loss) attributable to common shareholders	$4,682	$(10,706)	$(881)	$15,067

Net income (loss) per basic and diluted common share
attributable to common shareholders	$0.09	$(0.22)	$(0.02)	$0.35

Consolidated Communications Holdings, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
		Pro Forma		Pro Forma
	2015	2014	2015	2014

Net revenues	$188,191	$192,648	$775,737	$790,745
Operating expenses:
Operating expenses (exclusive of depreciation
and amortization)	121,826	121,878	508,040	499,093
Depreciation and amortization	46,658	44,896	179,922	186,978
Income from operations	19,707	25,874	87,775	104,674
Other income (expense):
Interest expense, net of interest income	(19,341)	(22,266)	(79,618)	(87,820)
Loss on extinguishment of debt	-	(13,785)	(41,242)	(13,785)
Other income, net	9,350	8,446	35,189	33,548
Income (loss) from before income taxes	9,716	(1,731)	2,104	36,617
Income tax expense (benefit)	5,033	4,245	2,775	17,969
Net Income (loss)	4,683	(5,976)	(671)	18,648
Less: net income attributable to noncontrolling interest	1	36	210	321

Net income (loss) attributable to common shareholders	$4,682	$(6,012)	$(881)	$18,327

Net income (loss) per basic and diluted common share
attributable to common shareholders	$0.09	$(0.12)	$(0.02)	$0.37

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$4,683	$(10,670)	$(671)	$15,388
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	46,658	42,920	179,922	149,435
Deferred income taxes	1,610	11,202	5,828	10,244
Cash distributions from wireless partnerships in excess of/(less than) earnings	745	996	8,585	212
Non- cash stock-based compensation	795	964	3,060	3,636
Amortization of deferred financing	786	1,250	3,378	4,364
Loss on extinguishment of debt	-	13,785	41,242	13,785
Other adjustments, net	(418)	1,381	506	2,973
Changes in operating assets and liabilities, net	(3,317)	(7,407)	(22,671)	(12,252)
Net cash provided by operating activities	51,542	54,421	219,179	187,785
INVESTING ACTIVITIES
Business acquisition, net of cash acquired	-	(139,558)	-	(139,558)
Purchase of property, plant and equipment, net	(33,815)	(32,960)	(133,934)	(108,998)
Purchase of investments	-	(100)	-	(100)
Proceeds from sale of assets	13,430	232	13,548	1,795
Proceeds from the sale of investments	-	-	846	-
Restricted cash related to acquisition	-	149,917	-	-
Net cash used in investing activities	(20,385)	(22,469)	(119,540)	(246,861)
FINANCING ACTIVITIES
Proceeds on bond offering	-	-	294,780	200,000
Restricted cash on bond offering	-	54,886	-	-
Proceeds on issuance of long-term debt	8,000	52,000	69,000	80,000
Payment of capital lease obligation	(449)	(222)	(1,107)	(703)
Payment on long-term debt	(26,275)	(30,275)	(107,100)	(63,100)
Partial redemption of senior notes	-	(84,127)	(261,874)	(84,127)
Payment of financing costs	-	(4,731)	(4,805)	(7,438)
Share repurchases for minimum tax withholding	(843)	(1,856)	(1,125)	(1,856)
Dividends on common stock	(19,566)	(15,607)	(78,209)	(62,341)
Other	-	(231)	-	(231)
Net cash (used)/provided by financing activities	(39,133)	(30,163)	(90,440)	60,204
Net change in cash and cash equivalents	(7,976)	1,789	9,199	1,128
Cash and cash equivalents at beginning of period	23,854	4,890	6,679	5,551
Cash and cash equivalents at end of period	$15,878	$6,679	$15,878	$6,679

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	PRO FORMA
	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15
Commercial and carrier:
Data and transport services (includes VoIP)	$43,392	$45,055	$45,049	$46,187	$47,003
Voice services	26,346	26,055	26,213	25,463	25,288
Other	3,414	2,596	2,841	3,208	3,621
	73,152	73,706	74,103	74,858	75,912
Consumer:
Broadband (VoIP, Data and Video)	53,394	53,725	54,051	52,956	52,863
Voice services	16,085	15,556	15,120	15,143	14,829
	69,479	69,281	69,171	68,099	67,692

Equipment Sales and Service	11,062	10,853	19,309	14,759	10,080
Subsidies	14,348	14,392	14,516	13,905	13,524
Network Access	19,789	19,399	19,056	17,923	17,529
Other products and services	4,818	4,947	4,855	4,414	3,454
Total operating revenue	$192,648	$192,578	$201,010	$193,958	$188,191

Consolidated Communications Holdings, Inc.
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
		Pro forma		Pro forma
	2015	2014	2015	2014
Net income (loss)	$4,683	$(5,976)	$(671)	$18,648
Add (subtract):
Income tax expense (benefit)	5,033	4,245	2,775	17,969
Interest expense, net	19,341	22,266	79,618	87,820
Depreciation and amortization	46,658	44,896	179,922	186,978
EBITDA	75,715	65,431	261,644	311,415

Adjustments to EBITDA (1):
Other, net (2)	2,425	(309)	14,330	(1,532)
Loss on extinguishment of debt	-	13,785	41,242	13,785
Investment income (accrual basis)	(10,644)	(8,551)	(36,690)	(34,516)
Investment distributions (cash basis)	11,153	9,244	45,316	34,600
Non-cash compensation (3)	795	1,014	3,060	4,301
Adjusted EBITDA	$79,444	$80,614	$328,902	$328,053

Footnotes for Adjusted EBITDA:
(1) These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2) Other, net includes income attributable to noncontrolling interests, acquisition and non-recurring related costs, and certain miscellaneous items.
(3) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.
Cash Available to Pay Dividends
(Dollars in thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2015

Adjusted EBITDA	$79,444	$328,902

- Cash interest expense	(18,474)	(76,913)
- Capital expenditures	(33,815)	(133,934)
- Cash income taxes	(40)	(1,835)

Cash available to pay dividends	$27,115	$116,220

Dividends Paid	$19,566	$78,209
Payout Ratio	72.2%	67.3%

Note: The above calculation excludes the principal payments
on the amortization of our debt

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio
(Dollars in thousands)
(Unaudited)

Summary of Outstanding Debt
Term loan, net of discount $3,340	$888,460
Revolving loan	10,000
Senior unsecured notes due 2022, net of discount $4,893	495,107
Capital leases	7,580
Total debt as of December 31, 2015	$1,401,147
Less cash on hand	(15,878)
Total net debt as of December 31, 2015	$1,385,269

Adjusted EBITDA for the last
twelve months ended December 31, 2015	$328,902

Total Net Debt to last twelve months
Adjusted EBITDA	4.21x

Consolidated Communications Holdings, Inc.
Adjusted Net Income and Net Income Per Share
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
		Pro Forma		Pro Forma
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2015	2014	2015	2014
Net income (loss)	$4,683	$(5,976)	$(671)	$18,648
Transaction and severance related costs, net of tax	1,024	823	9,386	1,626
Loss on extinguishment of debt, net of tax	-	12,233	25,323	7,471
Deferred tax rate change	1,931	-	1,931	-
Loss related to sale of building, net of tax	-	-	-	401
Impairment charge for CVIN investment, net of tax	-	-	514	-
Non-cash stock compensation, net of tax	488	900	1,879	2,331
Adjusted net income	$8,126	$7,980	$38,362	$30,477

Weighted average number of shares outstanding	50,206	50,053	50,176	50,030

Adjusted diluted net income per share	$0.16	$0.16	$0.76	$0.61

* Calculations above assume a 38.6% and 11.3% effective tax rate for the three months ended and
38.6% and 45.8% for the twelve months ended December 31, 2015 and 2014, respectively.

Consolidated Communications Holdings, Inc.
Key Operating Statistics
(Unaudited)

	31-Dec-15	30-Sep-15	% Change in Qtr	31-Dec-14	% Change yoy

Voice Connections	482,735	488,037	(1.1%)	503,120	(4.1%)

Data and Internet Connections	456,100	452,265	0.8%	443,489	2.8%

Video Connections	117,882	119,643	(1.5%)	124,229	(5.1%)

Business and Broadband as % of total revenue	80.4%	80.1%	0.4%	80.7%	(0.4%)

Fiber route network miles (long-haul and metro)	13,717	13,441	2.1%	12,400	10.6%

On-net buildings	5,163	4,981	3.7%	4,660	10.8%

Consumer Customers	268,934	270,496	(0.6%)	277,753	(3.2%)

Consumer ARPU	$83.90	$83.92	(0.0%)	$72.58	15.6%

Note:
BB% includes commercial/carrier, equipment sales and service, directory, consumer broadband and special access

Company Contact:
Matt Smith
Treasurer and VP of Finance & IR
217-258-2959
matthew.smith@consolidated.com